Emission Reduction Purchase Agreement                                                                                                Page 1 of 12

Exhibit 10.17

EMISSION REDUCTION PURCHASE AGREEMENT
(ERPA)

between

(the "Purchaser")

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP) .
740 St Maurice suite 102
Montreal, Qc H3C1L5 Canada
Tel : 5148763907
Fax: 5148764080
Email: trivutruong@ecolocap.com

President-CEO : Dr. Tri Vu Truong

and

(the " THEN SIN Hydro Power - CDM Project Proponent”).,
henceforth “VIETNAM PROJECT PROPONENT”

Owner: CONSTRUCTION AND INFRASTRUCTION DEVELOPMENT JOINT-STOCK
COMPANY NUMBER NINE

Address: 201 Min Knai Street, Hai Ba Trung District, Hanoi
Telephone: + 0084 4 5665002 - 5665003
Fax : +0084 4 5665002 - 5665003
Email: tvlong@thpcorp.com.vn

Director: Tran Xuan Hoan

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Interpretation and Definitions
In this Agreement, unless otherwise required by the context, all capitalized terms shall have the meaning set forth in the definitions below.

Additional Emission	Means any Certified Emission Reduction (CER) generated by the Project that is
Reduction:	in excess of [50,000] Certified Emission Reductions (CERs) per annum.

Agreement:	Means this Emission Reduction Purchase Agreement.

Annex B Countries:	Means the countries listed in Annex B to the Kyoto Protocol having committed themselves to reduce or limit their GHG emissions.

Annex I Countries:	Means the parties to the UNFCCC listed in Annex I thereto (Annex I consists of industrial countries and countries in transition).

Anticipated Emission	Means up to [50,000] Certified Emission Reductions (CERs) per annum during
Reduction:	the Crediting Period, anticipated to be generated by the Project and calculated in accordance with the Kyoto Rules.

Baseline:	Means the scenario that reasonably represents the anthropogenic emissions of
GHG that would occur in the Host Country in the absence of the Project, determined in accordance with the Kyoto Rules.

Business Day:	Means a day on which banks are open for general business in Vietnam.

Carbon Dioxide	Means a metric measure used to compare the emissions of various GHG based
Equivalent:	upon their global warming potential.

Certification:	Means the written confirmation by an Operational Entity of an Emission
Reduction resulting from a CDM project and having passed the Verification procedure according to the Kyoto Rules.

Certified Emission	Means a unit of Emission Reduction issued pursuant to Article 12 of the Kyoto
Reduction (CER):	Protocol and the requirements of the Kyoto Rules (including Certification), equal to one metric ton of Carbon Dioxide Equivalent resulting from a CDM project.

Clean Development	Means the flexible mechanism established by Article 12 of the Kyoto Protocol
Mechanism (CDM) :	providing for Annex I Countries to implement projects that reduce emissions in non-Annex I Countries in return for CERs and assist the non-Annex I Countries in achieving sustainable development and contributing to the ultimate objective of the UNFCCC.

Crediting Period:	Means, until December 31, 2026.

Emission Reduction:	Means reduction in emission of GHG achieved, calculated in accordance with the
Kyoto Rules.

Executive Board:	Means the international authority elected by the representatives of the parties to the Kyoto Protocol responsible for monitoring the CDM process.

First Commitment	Means 2nd August 2008 until December 31, 2012.
Period:

Force Majeure:	Means any circumstance or condition beyond the control of either party to this
Agreement affecting the performance of its obligations under this Agreement including in particular wars, insurrection, natural disaster or equivalent circumstances.

Greenhouse Gases	Means the six gases listed in Annex A to the Kyoto Protocol.
(GHG):

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Host Country:	Vietnam

Kyoto Protocol:	Means the protocol to the UNFCCC adopted at the third conference of the parties to the UNFCCC in Kyoto, Japan, on December 11, 1997.

Kyoto Rules:	Means the UNFCCC, Kyoto Protocol, the Bonn agreement, the Marrakesh
Accords, any relevant decisions, guidelines, modalities and procedures made pursuant to them and/or any succeeding international agreements as amended and/or supplemented from time to time and which include those rules specifically required to be met for the issuing and transfer of CERs.

Letter of Approval	Means a binding approval of the Project by the Host Country together with an
(LOA):	approval of the transfer of CERs.

Monitoring Report:	Means an annual report to be provided by Owner setting out the total number of
Emission Reductions generated by the Project during the previous year according to the Kyoto Rules, international Monitoring rules and the PDD.

Monitoring:	Means the collection and record of data allowing the assessment of reductions in
GHG emissions resulting from the Project conducted in accordance with the
Kyoto Rules.

Operational Entity:	Means an independent entity accredited by the Executive Board being the executive body for CDM and inter alias responsible for determining whether a project and the resulting Emission Reductions meet the requirements of Article
12 of the Kyoto Protocol.

Project Design	Means a detailed description of the Project to be submitted for Validation
Document (PDD):	prepared in accordance with the Kyoto Rules, the UFG and the Directive and attached as Annex III. The Purchaser will be responsible for providing PDD development for Registration of the Project.

Project:	Means the proposed CDM project described in the PDD and other documents describing the implementation and economics of the Project attached in Annex
IV.

Registration:	Means the official registration of a CDM project by the Executive Board according to the Kyoto Rules.

UNFCCC:	Means the United Nations Framework Convention on Climate Change adopted in
New York on May 9, 1992.

Unit Price:	Means the price payable by Purchaser to Project Proponent per Certified
Emission Reduction (CER) unit:

The purchase unit price paid by EcoloCap Solutions Canada Inc. to Viet Nam
Project Proponent for the CER is fixed at (12)$US/CER, less applicable tax and sale commission, for the year 2008 to 2012 and a new agreement for purchase unit price will be negociated for the two periods of extention.

The amount paid to the Viet Nam Project Proponent for the total certified CER generated from this project is fixed at (85)% of the total value of CER at this above mentioned purchase price ($12US), less commission, applicable tax and the one time reimbursement of an amount of $75,000 USD to Ecolocap Solutions inc for funding the CDM process.

TERM:

Ecolocap Solutions inc will purchase certified CER generated by this project for the year 2008 to 2012 with options of extension for two other periods of 7 years, the period 2012-2026, under same terms and conditions.

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Validation:	Means the assessment of the PDD, including the Baseline, by an Operational
Entity, determining its compliance with the Kyoto Rules.

Verification:	Means the periodic independent review and ex post determination of the monitored reductions in GHG emissions that the Project has achieved during a specified period of time by an Operational Entity in accordance with the Kyoto
Rules. The project's owner will be Responsible for providing periodical monitoring.

Unless otherwise specified, references to clauses are to clauses of this Agreement, references to legal provisions are references to such provisions as in effect from time to time, use of a gender includes any gender and use of the plural includes the singular and vice versa where the context requires.

All headings and titles are inserted for convenience only and shall not be deemed part of this Agreement or taken into consideration in its interpretation.

1. Preamble

The Project is located on the territory of the Host Country.

2.	Contractual Obligations

2.1.	Anticipated Emission Reductions

2.1.1.	Upon Registration of the Project, Purchaser shall endeavor to implement the Project in accordance with the PDD and other documents describing the implementation and economics of the project attached in Annex IV at its own risk and expense. It is hereby acknowledged and agreed between the parties hereto that Purchaser does not warrant the generation of, and is not obliged to generate, any CERs, whether by the Project or otherwise.

2.1.2.	If the Project generates CERs, during the crediting period Project Proponent shall, to the extent it is legally possible and permissible, exclusively transfer or cause to be transferred to Purchaser all rights (and, to the extent legally possible and permissible, legal title) which Project
Proponent may have in the Anticipated Emission Reductions generated during the Crediting
Period to Purchaser.

2.1.3.	Purchaser shall pay to Project Proponent the Unit Price for each Anticipated Emission
Reduction generated by the Project and in which the Project Proponent's rights are transferred to
Purchaser in accordance with clause 3 below.

2.2.	Additional Emission Reductions

2.2.1.	If Additional Emission Reductions are generated by the Project during the Crediting Period,
Project Proponent shall offer any Additional Emission Reductions to Purchaser subject to the terms and conditions of this Agreement and at a price per Additional Emission Reduction equal to the Unit Price. If Purchaser does not wishes to exercise the purchase option then Project
Proponent may deal with the Additional Emission Reductions as it wishes.

2.2.2.	Additional Emission Reductions offer by the Purchaser shall be made as soon as possible after such Additional Emission Reductions have been generated, but no later than December 31 of the year subsequent to the calendar year in which such Additional Emission Reductions have

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been generated.

2.2.3.	Purchaser shall be entitled to accept such offer as a whole or in part and shall notify to Project
Proponent within one month after receipt of such offer, whether and to what extent it accepts the offer. If Purchaser does not respond within this deadline the offer shall be deemed to be rejected by Purchaser.

2.2.4.	To the extent Purchaser accepts the offer, Project Proponent shall, to the extent it is legally possible and permissible, transfer or cause to be transferred to Purchaser all rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in those
Additional Emission Reductions in respect of which Purchaser has accepted such offer, within two months after acceptance of such offer by Purchaser.

2.2.5.	To the extent Purchaser rejects such offer of Additional Emission Reductions or such offer is deemed rejected by Purchaser, Project Proponent shall be free to enter into contracts with other parties for the sale of such Additional Emission Reductions or to otherwise deal with such
Additional Emission Reductions as Project Proponent wishes.

2.2.6.	Purchaser shall pay to Project Proponent a price equal to the Unit Price for each Additional
Emission Reduction in respect of which Purchaser has accepted such offer.

2.3.	Emission Reductions generated after the Crediting Period

If the Project generates any Certified Emission Reductions after the Crediting Period, Purchaser shall enter into negotiations with Project Proponent with a view to concluding an agreement on the purchase of such Certified Emission Reductions based on the principles of this Agreement but amended in order to reflect the international and/or national rules then applicable.

3.	Transfer

Transfer to Purchaser of all the rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in a Certified Emission Reduction shall have occurred upon the transfer of a CER from the register of the Executive Board to a register in favor of
Purchaser or such other account or register Purchaser has notified to Project Proponent in writing.

4.	Payment

4.1.	Payment for Certified Emission Reductions

4.1.1.	Payment by Purchaser to Project Proponent for the Certified Emission Reductions (the rights in which are transferred pursuant to clause 3) shall be made on the last Business Day of the month in which a 40 Business Day period, starting at the day on which Purchaser has received satisfactory evidence of the transfer as provided for in Clause 3, has elapsed.

4.1.2.	All payments shall be made to the accounts specified in Annex [I] hereto or such other account as may from time to time be notified to the other party in writing.

4.1.3.	All payments shall be made in US Dollars.

4.1.4.	Subject to clause 4.1.5 below, all taxes, fees, costs or other expenses in connection with the

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generation of CERs by the Project and their Registration and transfer (including VAT in any jurisdiction Purchaser duly notifies Project Proponent to transfer CERs as in Clause 3, if applicable) shall be borne by Project Proponent and purchaser.

4.1.5.	The share of the proceeds from CERs generated by the Project to be used to cover administrative expenses according to the Kyoto Rules shall be borne by Project Proponent and
Purchaser in equal shares .

The share of the proceeds from CERs generated by the Project to be used to assist developing countries that are particularly vulnerable to the adverse effects of climate change to meet the costs of adaptation according to the Kyoto Rules shall be borne by Project Proponent and
Purchaser in equal shares.

5.	Termination and Remedies

5.1.
Either party (the "Non-defaulting Party") shall be entitled to terminate this Agreement by written notice to the other party with immediate effect if any of the following events occurs:

5.1.1.	the other party commits a breach of any of its obligations under this Agreement and, in the case of a breach capable of being remedied, such breach remains for more than 30 Business Days after it has been requested in writing by the Non-defaulting Party to remedy the breach; or

5.1.2.	the other party goes into liquidation (whether voluntary or otherwise), is unable to pay its debts as they fall due, is wound up, makes any compromise, composition or other arrangement with its creditors generally, or becomes subject to any administration order.

5.2.	Force Majeure

Should either party be impeded wholly or in part from fulfilling any of its obligations under the
Agreement for reasons of Force Majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by Force Majeure and the impeded party shall be entitled to such extension of time as may be reasonably necessary.

Either party shall notify the other party of the existence and date of beginning of an event of
Force Majeure that is likely to impede its performance under the Agreement within 5 Business
Days after having obtained knowledge of any such event. Either party shall likewise advise the other of the date when such event ended and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.

Project Proponent and Purchaser shall consult with each other with a view of determining any further appropriate action if a condition of Force Majeure is to continue after 20 Business Days from the date of giving notice thereof.

Neither party shall be liable for damages or have the right to terminate this Agreement for any delay in performing hereunder if such delay is caused by Force Majeure; provided, however, that the non-impeded party shall be entitled to terminate such part of the Agreement that remains unfulfilled, if the condition of Force Majeure is to continue after 6 months from the date of giving notice thereof.

6.	Change in Circumstances

If any change in circumstances (i.e. a change of scientific basics or applicable standards relating

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to the Baseline methodology and/or the applicable criteria for Verification and Certification of the resulting Emission Reductions) occurs which substantially affects the Project, the parties to this Agreement shall enter into negotiations with a view to adapt the Project and its implementation or any relevant provision of this Agreement, as may be necessary or useful. A change in circumstances shall in no event be considered substantially affecting the Project if at least 50% of the Anticipated Emission Reductions can be generated.

The parties to this Agreement shall cooperate and make their best efforts to enable the continuation of the Project in accordance with the new circumstances and to achieve the generation and transfer of the Anticipated Emission Reductions.

If any of the documents related to the Project and submitted at any time during the term of this
Agreement fails to be approved by such authority whose approval is required under the Kyoto
Rules or otherwise appears to be non-compliant with any relevant standards or conditions of the
Kyoto Rules, Project Proponent and Purchaser shall discuss whether or not the relevant documents are to be revised and resubmitted.

7.	Conditions Precedent

This Agreement shall enter into force upon satisfaction of the following conditions precedent:

1. Conclusion of a binding agreement with the Host Country.

8.	Miscellaneous

8.1.	Assignment and subcontracting
Neither party shall, without the written consent of the other party, assign or transfer the
Agreement or the benefits or obligations thereof or any part thereof to any other person.

8.2.	Confidentiality and Disclosure
The parties shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement and the subject matter of this Agreement.

No party shall disclose any such confidential information to any third party, except in those circumstances where disclosure is required in order to comply with any laws or regulations, including without limitations the Kyoto Rules.

8.3.	Notices

Any communications to be made under or in connection with this Agreement shall be made in writing (including by facsimile) to the address or facsimile number, from time to time designated by the party to whom the communication is to be made to the other party for that purpose. The address and facsimile number so designated are set out in Annex [I] hereto. A

Communication will only be effected, if sent by mail, when delivered to or rejected by the recipient, if sent by facsimile, when a transmission report shows that the facsimile has been sent.

8.4.	Entire Agreement

This Agreement embodies the whole and only agreement of the parties with respect to the subject matter hereof, and no prior or contemporaneous oral or written agreement or

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understanding shall be deemed to constitute a part of this Agreement, unless expressly referred to herein, or attached hereto, or specifically incorporated by reference herein. The Annexes and schedules to this Agreement constitute integral parts of this Agreement and shall therefore be deemed part of this Agreement.

8.5 .	Amendments

This Agreement may only be amended with the written consent of the parties hereto.

8.6.	Costs and Expenses

Each party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

8.7.	Severability

If any part or provision of the Agreement is or becomes illegal, void or unenforceable in any respect, the remaining parts or provisions shall not be affected or impaired. Any deficiency in the Agreement resulting there from shall be amended by way of interpretation of the Agreement having due regard to the parties intent.

8.8.	Governing law

This Agreement shall be governed and construed in accordance with English law excluding its rules on conflicts of laws.

8.9.	Jurisdiction

The parties irrevocably submit to the exclusive jurisdiction of the courts having jurisdiction in commercial matters for England with regard to all disputes arising out of or in connection with this Agreement, its violation, termination or nullity.

8.10.	Counterparts

This Agreement shall be executed in two counterparts with one copy for Project Proponent and one for Purchaser. If there are any dicrepencies between the English anh the Vietnamese version, the English version will prevail .

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PARTIES TO THE AGREEMENT

WHEREOF the parties have agreed to the terms and conditions of this agreement as outlined above, this 5th day of August 2008, in the presence of:

Purchaser:

DR. TRI VU TRUONG
President CEO : Dr. Tri Vu Truong

Project Proponent:

TRAN XUAN HOAN
Director: Tran Xuan Hoan

Witness No 1	Witness No 2

BUI THI LAN HUONG	LE VAN TAN
MSc. Bui Thi Lan Huong	Le Van Tan-Engineer
Biology Energy-Waste Treatment	Viet nam
(Viet nam) Ltd.

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ANNEX I:

1. The salient features of Then Sin 1 and Then Sin 2 – Nam Xe Hydro Power Project at Then Sin Ward, Tam Duong District in Lai Chau Province and at Nam Xe Ward, Phong Tho District in Lai Chau Province, Vietnam.

No	Parameters	Symbols	Units	Terrace 1A	Terrace 1B
1	Catchment area	F	km2	105.1	139.2
2	Long-term average annual rainfall	Xo	mm	2411.6	2411.6
3	Average flow	Q0	m3/S	5.49	7.27
4	Total amount of average annual flow	W0	10[6]m3	173.13	229.27
5	Specific runoff	M0	l/s.km2	52.29	52.29
6	Normal water level	MNDBT	m	511.5	473
7	Dead water level	MNC	m	511.5	468
8	Surface area with normal water level	F	Km2	4.47	7.55
9	Designed head	Htt	m	27.5	81.82
10	Designed discharge	QTK	m3/s	6.22	7.06
11	Installation capacity	Nlm	MW	1.5	4.95
12	Firm capacity P=85%	Ndb	MW	0.3	0.8
13	Number of unit	z		2	3
14	Estimated Annual Electricity Generation	Eo	10[6] kWh	6.21	22.06
15	Estimated Annual Operation Hours	hsd	h	4141	4456
16	Annual estimation of the emission reduction, tCO2 eq	CERs	tCO2 eq	3601.8	12795
17	Resettlement		person	0	0
18	Compensation (land, tree, farm, property, etc...)		10[6] USD	0.1	0.15
19	It is run off river hydropower plant			Day & night	Day & night
20	New hydropower project with reservoirs having power densities (installed capacity devided by the surface area at full reservoir level) greater than 4 W/m2 .			yes	Yes

2. Project time schedule.
- Year of 2008: Compensation and clearing of the Then Sin2 – Nam Xe Hydro Power and construction

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of the access road to the plant will be carrier out by the October, 2008
- Year of 2009 and 2010: Preparing work and construction of Then Sin2 – Nam Xe.
- Year of 2010: Operation of 3 units of Then Sin2 – Nam Xe by the 4th quarter of 2010.
- Year of 2009: Compensation and clearing of the Then Sin 1 Hydro Power and construction of the access road to the plant will be carrier out by the June, 2009.
- The 4th quarter of 2010 and 2011. : Preparing work and construction of Then sin 1.
- Year of 2011: Operation of 2 units of Nam Xe 1 by the 4th quarter of 2011.

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ANNEX 2:

Work flow of CDM Activity

Finazing PDD of CDM project by project participants
Approval by investment country
Approval by host country
Validation of CDM project by DOE
Appproval of CDM project by EB
Implementation of CDM activity and monitoring of GHG reduction by project participants
Verification and certification of CERs by DOE
Issuance of CERs by EB

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